Exhibit 23


                   KPMG Audit Plc
                   8 Salisbury Square           Tel +44 (0) 20 7311 1000
                   London                       Fax +44 (0) 20 7311 3311
                   EC4Y 8BB                     DX38050 Blackfriars
                   United Kingdom



Board of Directors
Bunzl plc
110 Park Street                                 Our ref     sc/rb/mp/943
London
W1K 6NX                                         Contact     Stephen Cooper
                                                            +44 (0) 20 7311 1000


25 March 2003




Dear Sirs

Independent Auditors' Consent

We consent to the incorporation by reference under Item 3 of Part II of the Registration Statement on Form S-8 of Bunzl plc of our report dated 24 February 2003, with respect to the consolidated balance sheets of Bunzl plc as at December 31, 2001 and 2002, and the related consolidated profit and loss account, consolidated cash flow statement, statement of total recognized gains and losses and consolidated reconciliation of movements in shareholders' funds for each of the years in the three-year period ended December 31, 2002, and all related financial statement schedules, which report appears in the annual report of Bunzl plc on Form 20-F for the year ended December 31, 2002.


Yours faithfully

/s/ KPMG Audit Plc

KPMG Audit Plc